CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
XsunX, Inc.

We hereby consent to the inclusion of our report dated January 30, 2009, with respect to the financial statements of XsunX, Inc. as of September 30, 2008 and for the year then ended and the reference to our firm as experts in the Prospectus which is a part of this Amendment No. 1 to Registration Statement on Form S-1.

/s/ Stark Winter Schenkein &Co., LLP
Stark Winter Schenkein & Co., LLP
Denver, Colorado
June 10, 2010